Exhibit 23.1


                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 16, 1998, included in the Joint Proxy Statement/ Prospectus of Candie's, Inc. that is made a part of the Registration Statement (Form S-4) of Candie's, Inc. for the registration of its common stock.

/s/ ERNST & YOUNG



White Plains, New York
June 29, 1998